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                                                                  EXHIBIT 21.1


SUBSIDIARIES OF COMPASS AEROSPACE CORPORATION

Aeromil Engineering Company, a Delaware corporation
Barnes Machine, Inc., a Delaware corporation
Brittain Machine, Inc., a Delaware corporation
Compass Aerospace Limited, a private limited liability company organized under the laws of England and Wales
Diac Limited, a private limited liability company organized under the laws of England and Wales
Maybrey Precision Castings Limited, a private limited liability company organized under the laws of England and Wales
Modern Manufacturing, Inc., a Delaware corporation
Pacific Hills Manufacturing Co., a California corporation, doing business as
   "Lamsco West, Inc.," "Lamsco NW" and "Lamsco Northwest"
Sea-Lect Products, Inc., a Delaware corporation
Trefn Engineering Limited, a private limited liability company organized under the laws of England and Wales
Trefn Engineering (Metal Treatments Division) Limited, a private limited liability company organized under the laws of England and Wales
Trim Engineering Limited, a private limited liability company organized under the laws of England and Wales
Western Methods Machinery Corporation, a California corporation
Wichita Manufacturing, Inc., a California corporation